[Delicious Brands, Inc. Letterhead]


                         FOR IMMEDIATE RELEASE
                         ---------------------

                         CONTACT: Michael Kirby, CEO or
                                  Jeff Weiner, CFO
                                  Delicious Brands, Inc.
                                  Telephone: (847) 699-3200

                                  RE: NASDAQ Ticker Symbol DBSI

                                  DATE: April 14, 1999

                        DELICIOUS BRANDS, INC. ANNOUNCES
             ICAHN ENTITY PURCHASES SUBSTANTIAL OWNERSHIP INTEREST

         Des Plaines, Illinois, Delicious Brands, Inc. (NASDAQ Symbol - DBSI) announced today that through a privately negotiated transaction an investment entity affiliated with Carl Icahn and Icahn Associates Corp. has purchased an equity stake in Delicious Brands and will be appointing two directors to the Company's Board of Directors, including Russell Glass, President of Icahn Associates Corp. Upon closing of the transaction the investment entity may be deemed to be the beneficial owner of approximately 16% of the Company's common stock. Terms of this transaction will be available in the Company's 8-K filing with the Securities and Exchange Commission, which the Company intends to file shortly.

         Mr. Michael Kirby, the President of Delicious Brands, Inc. said: "We believe our company has significant growth opportunity through distribution channel expansion, new product line extension, and consolidation via tuck-in acquisitions. We are very encouraged by Mr. Icahn's investment in Delicious Brands and look forward to our continuing relationship with Icahn Associates."

         Delicious Brands is the fifth largest U.S. branded cookie company (according to IRI Scan Track analysis as of December 31, 1998) and markets such well known brands as Delicious, Frookie, Salerno and Mama's.

                                  * * * * * *

         Note: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.